AMENDMENT NO. 1

TO

EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), is effective as of the 14th day of March 2012, by and between FORTRESS INTERNATIONAL GROUP, INC., a Delaware corporation (the “Company”), and Anthony Angelini (the “Executive”). Each of the Company and Executive are hereinafter individually referred to as a “Party,” and collectively as the “Parties”.

EXPLANATORY STATEMENT

The Parties are all of the parties to that certain Executive Employment Agreement effective as of January 3, 2012 (the “Employment Agreement”). The Parties desire to amend certain terms and conditions set forth in the Employment Agreement, all as further described and set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.          Amendments to Employment Agreement.

(a)          Section 3.1. Section 3.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

3.1.          Base Salary. Effective March 19, the Company shall pay the Executive an annual base salary of Three Hundred Fifty Thousand Dollars ($350,000) paid in approximately equal installments bi-weekly during the Employment Period. At least annually, the Board will review the Executive’s Base Salary in order to determine, in the sole discretion of the Board or the Compensation Committee of the Board, whether the Base Salary should be increased. In no event shall the Executive’s Base Salary be reduced below the amount paid in the preceding year without the prior written consent of the Executive. Such base salary, as from time to time increased, is referred to in this Agreement as the “Base Salary.”

(b)          Section 7.4. Section 7.4 is hereby deleted in its entirety and the following is substituted in lieu thereof:

7.4           No Disparagement. The Executive shall not make any public statement, or engage in any conduct, that is disparaging to the Company, or any of its employees, officers, directors or stockholders, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspects of the business of the Company. The Company shall not make any public statement, or engage in any conduct, that is disparaging to the Executive. Notwithstanding any term to the contrary herein, neither party shall be in breach of this Section 7.4 for the making of any truthful statements required by law under oath.

2.          Effect of Amendment. Except as otherwise expressly provided herein, all provisions of the Employment Agreement shall remain in full force and effect. This Amendment and the Employment Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, agreements and understandings between the Parties with respect to the subject matter hereof and thereof. This Amendment is intended to modify the provisions of the Employment Agreement. If there is a conflict between the terms of this Amendment and the Employment Agreement, the Parties intend that the provisions of this Amendment should govern their respective rights and obligations.

3.          Miscellaneous. The Explanatory Statement forms a material basis for this Amendment and is expressly incorporated herein and made a part hereof. All capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Employment Agreement. All questions concerning the construction, validity, and interpretation of this Amendment and the performance of the obligations imposed by this Amendment will be governed by the laws of the State governing the Employment Agreement, without reference to any conflict of laws rules that would apply the laws of another jurisdiction. This Amendment may be executed simultaneously in multiple counterparts, each of which will be deemed to be an original copy of this Amendment and all of which together will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile transmission or e-mail delivery of a .pdf format data file shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Amendment and signature pages thereof for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first written above.

COMPANY:	EXECUTIVE:

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/ Peter H. Woodward	/s/ Anthony Angelini
Name:	Peter H. Woodward	Anthony Angelini
Title:	Chairman, Compensation Committee

2